Exhibit 99

Horizon Offshore Issues Earnings Guidance

 HOUSTON--(BUSINESS WIRE)--March 7, 2003--Horizon Offshore, Inc. (Nasdaq:HOFF) today announced earnings guidance for the quarter ending December 31, 2002, and for the first quarter of fiscal 2003. Horizon expects to report a net loss for the three months ended December 31, 2002 of between $10 million and $11 million, or between $0.38 and $0.42 per share, resulting in a net loss for the year ending December 31, 2002 of between $5.5 million and $6.5 million, or between $0.22 and $0.25 per share.

The loss for the fourth quarter includes a $9.8 million one time, non-cash write down related to impairment of the Phoenix Horizon, one of Horizon's marine construction vessels. During the fourth quarter management determined not to invest in improvements required at that time to place the Phoenix Horizon in service due to Horizon having other operational assets to address the current market demands. The Company has obtained an amendment to its credit facility that excludes non-cash charges from all covenant calculations. In addition, the Company experienced higher operating costs mainly due to the effect of severe weather conditions on the Company's operations in the northern Gulf of Mexico and Northeastern United States, as well as to a continuing depressed market in the northern Gulf of Mexico and Mexico.

Depressed market conditions will continue to adversely impact results in the first quarter, particularly in the northern Gulf of Mexico and Mexico. This, coupled with unfavorable weather conditions in the Northeastern United States, lead the company to believe that earnings in the first quarter will result in a loss in the range of $0.10 to $0.12 per share.

"We believe the impending natural gas shortage will lead to heightened activity in the northern Gulf of Mexico during the second half of 2003. This projected upturn, combined with our international activity, points to expected profitability for the 3rd and 4th quarters," said Bill J. Lam, Horizon's president and chief executive officer.

Horizon also noted that its anticipated collection of claims from Pemex will be delayed beyond the previously anticipated first quarter collection. Work has continued on assembling the claims in accordance with legal and contractual requirements and in a form acceptable to Pemex. Horizon now expects to formally submit these claims throughout the second quarter of 2003, with collections possible by the end of the third quarter of 2003.

Horizon has scheduled a conference call to take place on Friday, March 14, 2003, at 2:00 p.m. Central Time (3:00 p.m. Eastern Time). This call will be hosted by Bill Lam, president and chief executive officer and fellow Company officers David Sharp, chief financial officer, and Clay Etheridge, chief operating officer, who will discuss the Company's earnings for the quarter ending December 31, 2002. To listen to the call, dial 1-888-742-0611 (US/Canada) or 1-706-643-0115 (International) ten minutes before the call begins and ask for the Horizon conference call using the pass code of "Horizon Offshore". A telephonic replay will also be available shortly after the conclusion of the call until March 21, 2003. To access the telephonic replay, dial 1-800-642-1687 (US/Canada) or 1-706-645-9291 (International) using the pass code of 8994929.

Investors will have the opportunity to listen to the conference call over the Internet through CCBN at http://www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be posted shortly after the call through CCBN at http://www.companyboardroom.com until March 21, 2003.

This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: Pemex's approval of claims and the outcome of related settlement agreements; our ability to manage liquidity and financing requirements pending the collection of receivables and claims from Pemex; industry conditions and volatility; prices of oil and gas; the company's ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

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Contact:

Horizon Offshore, Houston

David W. Sharp, (713) 361-2630